                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [x] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      Heritage Financial Services, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                      Heritage Financial Services, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                [HERITAGE LOGO]
                              17500 Oak Park Ave.
                          Tinley Park, Illinois 60477
                                708 - 532 - 8000

                            NOTICE OF ANNUAL MEETING
                           OF SHAREHOLDERS TO BE HELD
                                 APRIL 22, 1997

TO THE SHAREHOLDERS OF HERITAGE FINANCIAL SERVICES:

You are cordially invited to attend the Annual Meeting of Shareholders of Heritage Financial Services, Inc. (the "Company"), which will be held on Tuesday, April 22, 1997 at 2:00 p.m., local time, at Harris Trust and Savings Bank, 111 West Monroe Street, Chicago, Illinois, for the following purposes:

1) To elect three Class I Directors; and

2) To consider such other matters as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on February 24, 1997 will be entitled to notice of and to vote at the Annual Meeting, and at any adjournment thereof.

Accompanying this notice is a Proxy Statement and Form of Proxy. In addition, a copy of each of the Summary Annual Report and the Report on Form 10-K for the Year Ended December 31, 1996 has preceded or accompanies this notice.

IF YOU ARE UNABLE TO ATTEND THE MEETING IN PERSON, PLEASE DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE VOTED AT THE MEETING.

                                       By Order of the Board of Directors,

                                       Ronald P. Groebe

                                       RONALD P. GROEBE
                                       Secretary
Tinley Park, Illinois
March 6, 1997

                                [HERITAGE LOGO]
                              17500 Oak Park Ave.
                          Tinley Park, Illinois 60477
                                708 - 532 - 8000

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 22, 1997

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of HERITAGE FINANCIAL SERVICES, INC., an Illinois corporation (the "Company"), to be held on April 22, 1997, and at any adjournments thereof. This Proxy Statement and accompanying proxy were first mailed to shareholders on or about March 6, 1997. The accompanying proxy is solicited on behalf of the Board of Directors of the Company and is revocable by the shareholder giving it at any time before it is voted by filing with the Secretary of the Company a notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. All shares represented by each properly executed unrevoked proxy received in time for the meeting will be voted.

The Board of Directors has fixed the close of business on February 24, 1997 as the record date for the determination of shareholders entitled to vote at the meeting and at any adjournments thereof. Each share is entitled to one vote at the meeting. The presence in person or by proxy of the holders of a majority in interest of the outstanding shares entitled to vote is required to constitute a quorum for the transaction of business at the meeting. As of February 10, 1997, there were outstanding 8,078,921 Common Shares, $.625 par value, of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following tabulation shows, as of February 10, 1997 unless otherwise indicated, the name, address and Common Share ownership for certain shareholders of the Company including each person known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Shares (the only class of voting securities outstanding). Information with respect to beneficial ownership is based on information furnished to the Company by such shareholders or contained in the records of the Company.

Carl C. Greer has sole voting power over all of the 1,016,790 shares referred to below under his heading, 771,920 as voting trustee under a Voting Trust Agreement dated December 31, 1985 ("Voting Trust Agreement") and 244,870 as President of Martin Marketing Corporation ("Martin Marketing"), the sole general partner of Martin Oil Marketing, Ltd. ("Martin Oil Marketing") which holds such shares. Mr. Greer has dispositive power (which may be shared with certain Martin Marketing officers) over all the 244,870 Martin Oil Marketing shares and, as beneficial owner, he has sole dispositive power over 260,210 of the 771,920 Voting Trust Agreement shares. Each of the beneficial owners of the remaining 511,710 Voting Trust Agreement shares has sole dispositive power over the shares indicated below for each. Collectively, such beneficial owners and Mr. Greer share dispositive power over all the Voting Trust Agreement shares. The term of the Voting Trust Agreement has been extended and expires December 31, 2005, subject to possible further extension.

The Midwest Bank Fund II, L.P. ("BF II"), Banc Fund III L.P. and Banc Fund IV L.P., all Illinois limited partnerships, Bank Fund III Trust and Banc Fund IV Trust (collectively, the "Banc Funds") own an aggregate of 424,212 of the Company's outstanding Common Shares. The business of the Banc Funds is to provide financing to, and acquire equity interests in, banks and other depository institutions and holding companies controlling such entities. The Banc Funds are managed either by management companies through intervening partnerships or by ABN AMRO Chicago Corporation, an investment services firm registered as a broker/dealer in securities.

The executive officers and directors of the management companies are the same and are composed of senior officers of ABN AMRO Chicago Corporation and the individual manager of the Banc Funds. The sole stockholder of the management companies and ABN AMRO Chicago Corporation is ABN AMRO Capital Markets Holding, Inc. Investment decisions by BF II require the approval of its Investment Committee, composed of James F. Ackerman, 8910 Purdue Road, Indianapolis, IN 46268, Richard A. Heise, 440 S. LaSalle St., Chicago, IL 60605, and Paul R. Judy, 14 Country Lane, Northfield, IL 60093.

                                                                NUMBER OF      PERCENT OF
                                                              COMMON SHARES      COMMON
                                                              BENEFICIALLY       SHARES
          NAMES AND ADDRESSES OF BENEFICIAL OWNER                 OWNED        OUTSTANDING
          ---------------------------------------             -------------    -----------
SHARES AS TO WHICH CARL C. GREER HAS SOLE VOTING POWER(1):
Carl C. Greer...............................................      381,420          4.7%
Mary W. Buschek.............................................        1,590(2)         *
Martin Marketing Corporation................................        2,450(3)         *
Herbert A. Vance, Jr. ......................................       11,458(4)         *
Trusts/Trust Funds under the Will of Harold T. Martin,
  deceased..................................................      619,872(5)       7.7%(5)
                                                                ---------         ----
Total.......................................................    1,016,790(6)      12.6%(6)
                                                                =========         ====
THE MIDWEST BANK FUND II, L.P., BANC FUND III L.P., BANC
  FUND IV L.P., BANK FUND III TRUST AND BANC FUND IV
  TRUST (7).................................................      424,212          5.3%
HERITAGE FINANCIAL SERVICES PROFIT SHARING TRUST (8)........      446,333          5.7%

------------
 *  Not greater than 1%

(1) The address for each of the five persons listed under the Greer heading in the table is P.O. Box 298, Blue Island, Illinois 60406. The nature of their beneficial ownership is sole voting and investment power, except as described above and set forth in the footnotes below.

(2) All such shares are held of record by Mr. Greer as voting trustee under the Voting Trust Agreement.

(3) All such shares are held by Martin Oil Marketing.

(4) Of such 11,458 shares, 9,260 are held of record by Mr. Greer as voting trustee under the Voting Trust Agreement and 2,198 of such shares are held by Martin Oil Marketing.

(5) Of such 619,872 shares, 500,860 are held of record by Mr. Greer as voting trustee under the Voting Trust Agreement and 119,012 of such shares are held by Martin Oil Marketing.

(6) Mr. Greer has sole voting power over such 1,016,790 shares, 771,920 as voting trustee under the Voting Trust Agreement and 244,870 as President of Martin Marketing. The testamentary trusts created under the Will of Harold
    T. Martin, deceased, may be deemed the beneficial owner of approximately 619,872 of such 1,016,790 shares, or 7.7% of the shares of the Company. The trustees of such testamentary trusts are E.W. Martin, M.E. Buschek, J.M. Brown and M.M. Sullivan.

(7) The address of the Banc Funds, their management and ABN AMRO Chicago Corporation is 208 S. LaSalle Street, Chicago, IL 60604. The Banc Funds have the sole power to vote or to direct the vote, and the sole power to dispose or to direct the disposition of, all of the shares beneficially owned by them as set forth opposite their names above.

(8) As of December 31, 1996. The address for the Trust is 17500 S. Oak Park Avenue, Tinley Park, Illinois 60477. The nature of beneficial ownership is sole voting power, with no investment power. The shares are voted by Messrs. Wojcik, Sampias, Groebe, Barry and another bank officer as trustees.

SECURITY OWNERSHIP OF MANAGEMENT

The following tabulation shows the Common Share ownership (including exercisable options) for each Director and nominee for Director, each of the executive officers named in the Summary Compensation Table and all Directors and executive officers as a group.

                                                                                     PERCENT OF
                                                                COMMON SHARES        OUTSTANDING
                                                                BENEFICIALLY        COMMON SHARES
                                                                    OWNED               OWNED
                                                                 (INCLUDING          (INCLUDING
                                                                 EXERCISABLE         EXERCISABLE
                  NAME OF BENEFICIAL OWNER                       OPTIONS)(1)          OPTIONS)
                  ------------------------                      -------------       -------------
Richard T. Wojcik...........................................        331,578(2)           4.1%
Frederick J. Sampias........................................        209,777(3)           2.6%
Ronald P. Groebe............................................        154,236(4)           1.9%
John J. Gallagher...........................................         74,050            *
Lael W. Mathis..............................................         90,150(5)           1.1%
Jack Payan..................................................          9,570(6)         *
Arthur E. Sieloff...........................................         10,750(7)         *
John L. Sterling............................................        113,894(8)           1.4%
Chester Stranczek...........................................        330,600(9)           4.1%
Arthur G. Tichenor..........................................        374,403              4.6%
Dominick J. Velo............................................         43,764(10)        *
John E. Barry...............................................         95,785(11)          1.2%
Paul A. Eckroth.............................................         79,750(12)        *
All Directors and executive officers as a group (14 persons)      2,004,181(13)         24.8%

------------
  *  Not greater than 1%

 (1) As of February 10, 1997, except as otherwise indicated. The nature of beneficial ownership is sole voting and investment power, except as set forth in the footnotes below. Information with respect to beneficial ownership is based on information furnished to the Company by the shareholders or contained in the records of the Company. Fractional shares subject to options are not reflected.

 (2) Includes 18,958 shares held in a self-directed IRA trust and Keogh trust for the benefit of Mr. Wojcik, 172,563 shares held in trust by Mr. Wojcik and 101,450 shares which may be acquired upon the exercise of stock options. Includes 38,606 shares held for the benefit of Mr. Wojcik in the Company's Profit Sharing Trust as of December 31, 1996 but excludes the other shares referred to in footnote 13 below.

 (3) Includes 82,432 shares held in trust by Mr. Sampias, 5,576 shares held in custody for the benefit of Mr. Sampias, 2,648 shares held in trust for the benefit of Mr. Sampias, 86,550 shares which may be acquired upon the exercise of stock options, 2,654 shares held in trust for the benefit of his wife, 1,500 shares held by his wife as custodian for their son and 300 shares held by their son. Includes 28,116 shares held for the benefit of Mr. Sampias in the Company's Profit Sharing Trust as of December 31, 1996 but excludes the other shares referred to in footnote 13 below.

 (4) Includes 13,463 shares held in a self-directed IRA trust and Keogh Plan for the benefit of Mr. Groebe, 1,364 shares held in trust for the benefit of his wife and 62,425 shares which may be acquired upon the exercise of stock options. Includes 26,680 shares held for the benefit of Mr. Groebe in the Company's Profit Sharing Trust as of December 31, 1996 but excludes the other shares referred to in footnote 13 below.

 (5) Includes 43,850 shares held in trust by Mr. Mathis and 46,300 shares held in trust by his wife.

 (6) Includes 2,820 shares held in trust by Mr. Payan, 5,750 shares held in trust by his wife and 1,000 shares held by a corporation owned by Mr. Payan and his wife.

 (7) Includes 10,000 shares held in joint tenancy with Mr. Sieloff's wife.

 (8) Includes 8,000 shares held in joint tenancy with his wife, 21,552 shares held as custodian for Mr. Sterling's children, 81,842 shares held in trust for the benefit of Mr. Sterling and his wife and 2,300 shares held by Mr. Sterling's son.

 (9) Includes 253,000 shares held in trust by Mr. Stranczek, 72,100 shares held in trust for the benefit of Mr. Stranczek and 5,000 shares held by Mr. Stranczek's wife as trustee for a relative.

(10) Includes 36,764 shares held by the D.J. Velo & Company Profit Sharing Trust of which Heritage Trust Company is the Trustee and Mr. Velo is one of the beneficiaries, 5,000 shares held in joint tenancy with his wife and 2,000 shares held by Mr. Velo's wife in joint tenancy with another relative.

(11) Includes 53,575 shares which may be acquired upon the exercise of stock options and 10,940 shares held for the benefit of Mr. Barry in the Company's Profit Sharing Trust as of December 31, 1996 but excludes the other shares referred to in footnote 13 below.

(12) Includes 36,500 shares held by Mr. Eckroth in joint tenancy with his wife and 43,250 shares which may be acquired upon the exercise of stock options.

(13) Excludes 446,333 shares as of December 31, 1996 voted by Messrs. Wojcik, Sampias, Groebe, Barry and another bank officer as the trustees of the Heritage Financial Services Profit Sharing Trust, except to the extent held for such named officers' individual benefit and hence included as indicated in the foregoing footnotes. Includes 48,600 shares which may be acquired upon the exercise of stock options by, and 9,274 shares held as of December 31, 1996 in the Company's Profit Sharing Trust for the benefit of, an executive officer not named above.

ELECTION OF DIRECTORS

The Company's Articles of Incorporation provide that the Board of Directors of the Company shall be divided into three classes, such classes to be as nearly equal in number as possible, and that each year the shareholders shall elect the members of one of the three classes to three-year terms of office.

The Board of Directors currently consists of 11 Directors, three in Class I (whose terms of office will expire at the 1997 annual meeting), four in Class II (whose terms of office will expire at the 1998 annual meeting) and four in Class III (whose terms will expire at the 1999 annual meeting). Accordingly, three Class I Directors will be elected by the shareholders at the 1997 annual meeting, each for terms of three years (until the 2000 annual meeting) and until such Director's successor is elected and qualified or until such Director's earlier death, resignation or removal.

The Board of Directors proposes the election of Ronald P. Groebe, John L. Sterling and Chester Stranczek as Class I Directors, each of whom is an incumbent Class I Director. It is intended that shares represented by the proxies will be voted for the election of Messrs. Groebe, Sterling and Stranczek as Class I Directors of the Company. The affirmative vote of a majority of the shares represented and entitled to vote at the meeting is necessary to elect each nominee. In the event that any such nominee becomes unavailable for election for any reason, which is not anticipated, the shares represented by the proxies will be voted for any substitute nominee designated by the Board of Directors of the Company, unless the Board reduces the number of Directors. As indicated in the accompanying proxy, the authority to vote for the election of Directors or for any individual nominee or nominees may be withheld by the shareholder giving the proxy. Unless authority to vote is so withheld, the proxy will be voted for the election of the nominees as Directors. Proxies will not be voted for a greater number of persons than the number of nominees named below.

Management knows of no business to be transacted at the meeting other than that set forth in this Proxy Statement, but if other matters requiring a vote of the shareholders arise, the persons designated as proxies will vote the shares represented by the proxies in accordance with their judgment on such matters.

Each nominee for Class I Director named below was elected a Director of the Company at the 1994 Annual Meeting of Shareholders; each Class II Director named below was elected a Director at the 1995 Annual Meeting;

and each Class III Director named below was elected a Director at the 1996 Annual Meeting. Such individuals, and certain information concerning them as furnished by them, are as follows:

                                                                      PRINCIPAL OCCUPATION
                   NAME (AGE)                                    AND POSITIONS WITH THE COMPANY
                   ----------                       --------------------------------------------------------
  CLASS I (NOMINEES FOR ELECTION FOR TERMS OF OFFICE
     EXPIRING AT THE 2000 ANNUAL MEETING OF SHAREHOLDERS)
Ronald P. Groebe (57)...........................    Senior Executive Vice President and Secretary of
                                                    Heritage Bank and the Company
John L. Sterling (53)...........................    President, Sterling Lumber Company
Chester Stranczek (67)..........................    Chairman, Cresco Lines, Inc.

  CLASS II (INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE WILL
     EXPIRE AT THE 1998 ANNUAL MEETING OF SHAREHOLDERS)
Frederick J. Sampias (49).......................    President of Heritage Bank and the Company
John J. Gallagher (70)..........................    Chairman, Gallagher Asphalt Corporation
Lael W. Mathis (62).............................    President, G.E. Mathis Company
Arthur E. Sieloff (74)..........................    Senior Vice President and Partner, Wm. C. Groebe & Co.

  CLASS III (INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE WILL
     EXPIRE AT THE 1999 ANNUAL MEETING OF SHAREHOLDERS)
Richard T. Wojcik (58)..........................    Chairman and Chief Executive Officer of Heritage Bank
                                                    and the Company
Jack Payan (66).................................    Senior Executive, Payan, Alberts & Thompson, Ltd.
Arthur G. Tichenor (83).........................    Chairman of the Board, California Amforge Corporation
Dominick J. Velo (79)...........................    Chairman, D.J. Velo & Company

Each of the nominees and other incumbent Directors has been a Director of the Company, including its predecessor by merger, since its incorporation in 1981, except Mr. Stranczek, who became a Director in 1983, Mr. Groebe, who became a Director in 1984 and Messrs. Payan and Sieloff, who became Directors in 1995. Each also has been a Director of Heritage Bank, a subsidiary of the Company, for more than the past five years. Messrs. Wojcik, Sampias and Groebe are also directors of the Company's other subsidiaries, the First National Bank of Lockport and Heritage Trust Company.

Mr. Wojcik has been Chairman of the Board and Chief Executive Officer of the Company and Heritage Bank and Chairman of the Board and President of Heritage Trust Company for more than the past five years. He currently serves as Chairman of the Board and a Director of the First National Bank of Lockport and served in such positions for Heritage Bank Country Club Hills from January 1992 until that bank's merger into Heritage Bank in October 1992, Heritage Bank Alsip from December 1992 until that bank's merger into Heritage Bank in April 1993 and Heritage Bank Midlothian from July 1994 until that bank's merger into Heritage Bank in October 1994.

Mr. Sampias has been President and a Director of the Company and Heritage Bank and Vice Chairman and a Director of Heritage Trust Company for more than the past five years. He currently serves as President and a Director of the First National Bank of Lockport and served in such positions for Heritage Bank Country Club Hills from January 1992 until that bank's merger into Heritage Bank in October 1992, Heritage Bank Alsip from December 1992 until that bank's merger into Heritage Bank in April 1993 and Heritage Bank Midlothian from July 1994 until that bank's merger into Heritage Bank in October 1994.

Mr. Groebe has been a Director of the Company, Heritage Bank and Heritage Trust Company for more than the past five years. He has been the Senior Executive Vice President of the Company and Heritage Bank since April, 1993 and prior to that was the Executive Vice President of the Company and the Bank for more than the past five years. Mr. Groebe served as Executive Vice President, Secretary and a Director of Heritage Bank Country Club Hills from January 1992 until that bank's merger into Heritage Bank in October 1992 and of Heritage Bank Alsip from December 1992 until that bank's merger into Heritage Bank in April 1993. He currently serves as Senior Executive Vice President, Secretary and a Director of the First National Bank of Lockport and served in such positions for Heritage Bank Midlothian from July 1994 until that bank's merger into Heritage Bank in October 1994.

Mr. Gallagher has been Chairman or President of Gallagher Asphalt Corporation, asphalt paving contractors, for more than the past five years.

Mr. Mathis has been President of G. E. Mathis Company, a steel fabricator, for more than the past five years.

Mr. Payan has been a Senior Executive of Payan, Alberts & Thompson, Ltd., an independent insurance agency, for more than the past five years.

Mr. Sieloff has been Senior Vice President and Partner or Vice President of Wm.
C. Groebe & Co., a real estate company, for more than the past five years.

Mr. Sterling has been President of and has owned and operated Sterling Lumber Company for more than the past five years. He served as a Director of Heritage Bank Country Club Hills from January 1992 until that bank's merger into Heritage Bank in October 1992, of Heritage Bank Alsip from December 1992 until that bank's merger into Heritage Bank in April 1993 and of Heritage Bank Midlothian from July 1994 until that bank's merger into Heritage Bank in October 1994.

Mr. Stranczek has been Chairman or President of Cresco Lines, Inc., a trucking company, for more than the past five years.

Mr. Tichenor has been Chairman of the Board of California Amforge Corporation, a manufacturer of forgings, for more than the past five years.

Mr. Velo has been Chairman of D.J. Velo & Company, a general contractor, for more than the past five years. He served as a Director of Heritage Bank Country Club Hills from January 1992 until that bank's merger into Heritage Bank in October 1992, of Heritage Bank Alsip from December 1992 until that bank's merger into Heritage Bank in April 1993 and of Heritage Bank Midlothian from July 1994 until that bank's merger into Heritage Bank in October 1994.

CONCERNING THE BOARD OF DIRECTORS

During the year ended December 31, 1996, the Board of Directors held 13 meetings. In 1996, each of the current Directors, except Messrs. Gallagher, Mathis and Stranczek, attended 75% or more of the total of meetings held by the Board and the committees of which he was a member.

The Board of Directors has an Audit Committee comprised of Messrs. Payan, Sterling and Tichenor. The principal duties of the committee include recommending independent public accountants; reviewing the scope and findings of the independent public accountants' annual audit; and overseeing the internal audit function. In the year ended December 31, 1996, the Audit Committee held three meetings. The Board of Directors of the Company does not have a standing nominating committee. It has a Compensation Committee which held three meetings in 1996. The committee's functions and the names of its members are set forth below in its report.

Currently, each Director of the Company receives an annual fee of $8,000 for these services. Each is also a Director of Heritage Bank and receives an annual fee of $8,000 for these services, which is paid by Heritage Bank. In addition, Directors receive a $500 fee for attendance at certain meetings of committees of the Boards of the Company and Heritage Bank.

Directors and executive officers of the Company and their associates and families were customers of, and had transactions with, Heritage Bank during 1996, and, at December 31, 1996, were indebted to Heritage Bank in the aggregate amount of $9,056,000. All such outstanding loans, commitments to make loans, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Additional transactions may be expected to take place in the future.

Mr. Payan is employed by Payan, Alberts & Thompson, Ltd. ("P,A&T"), which is owned in part by three of his sons and which provides services as insurance agent to the Company. In 1996 the Company paid P,A&T approximately $314,000, including premiums, for business insurance coverage. In addition, P,A&T served as agent with respect to the Company's employee group insurance coverage, for which approximately $931,000 was paid directly to the insurers in 1996. As agent, P,A&T solicits competitive bids for all of the business and employee group insurance coverage.

The Company has an indemnification agreement with each Director of the Company which provides that the Company shall indemnify the Director against certain claims which may be asserted against the Director by reason of serving on the Board.

COMPANY STOCK PRICE PERFORMANCE

The graph below compares the cumulative total shareholder return on the Company's Common Shares ("Company Index") for the last five years with the cumulative total returns for the CRSP NASDAQ Stock Market (U.S. Companies) index ("Market Index") and the CRSP NASDAQ Holding Offices index (1) ("Peer Index") over the same period. The stock price performance shown on the graph is not necessarily indicative of future price performance.

              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS(2)




         MEASUREMENT PERIOD                       COMPANY            MARKET             PEER
        (FISCAL YEAR COVERED)                      INDEX             INDEX             INDEX
12/31/91                                            100               100               100
12/31/92                                            133               116               145
12/31/93                                            163               134               163
12/30/94                                            172               131               162
12/29/95                                            206               185               241
12/31/96                                            233               227               318

------------
(1) The Holding Offices peer index represents NASDAQ U.S. companies which are primarily engaged in holding or owning the securities of banks or other financial companies.

(2) The indices, as well as the graph data, were prepared by the Center for Research in Security Prices ("CRSP") of the University of Chicago Graduate School of Business. The graph amounts represent year-end index levels derived from compounded daily returns that include all dividends. The graph assumes that the value of the investment in the Company's Common Shares (and in each of the other indices) was $100 on December 31, 1991.

EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee (the "Committee") is comprised of Messrs. Mathis, Sieloff, Sterling and Velo, all of whom are Directors of the Company and its principal subsidiary, Heritage Bank (the "Bank"), and none of whom is a former or current officer or employee of the Company or any of its subsidiaries. The Committee is responsible for administering, setting and approving annual compensation and incentive awards affecting the Company's executive officers (as disclosed in the Summary Compensation Table below) as well as other elected officers of the Bank. It does not itself determine awards under the Company's 1990 Executive Equity Incentive Plan ("Stock Incentive Plan"), which are made by the stock option committee described below.

In general the Company's compensation programs, which affect executive officers and other elected officers, are balanced to provide competitive salaries combined with incentive compensation which is substantially contingent upon the annual earnings and growth performance of the Company. To promote long term performance, awards of stock options have been made to certain employees under the Stock Incentive Plan and its predecessor stock option plan. The Company's Board of Directors believes that stock options align the interests of shareholders and employees through the appreciation in the value of the Company's Common Shares.

The Committee reviewed and set 1996 salaries for Messrs. Wojcik, Sampias, Groebe, Barry and another executive officer and reviewed and approved 1996 salary recommendations made by management regarding Mr. Eckroth and the other elected officers of the Bank. The 1996 base salaries of executive officers, including Mr. Wojcik, Chairman and CEO, and the salaries of the other elected officers of the Bank have been established primarily based on surveys of competitive salaries being paid to officers with similar responsibilities in peer group banks. To a lesser extent, increases in base salaries of executive officers and other elected officers have also been adjusted to recognize the Company's growth and corresponding increase in officers' responsibilities.

The Committee also approved the incentive compensation paid to executive officers and other elected officers based upon the achievement of annual Company net income and growth goals and accomplishment of individual management objectives established at the beginning of the year. The amount of incentive compensation is based upon an officer's level of responsibility and contribution to the Company's achievement of its financial performance goals. For executive officers, incentive compensation, as a percentage of base salary, can range from 0% to a maximum of approximately 50%. The incentive compensation paid to Mr. Wojcik for 1996 was based solely upon the financial performance of the Company and represented approximately 50% of his base salary.

All Directors of the Company, except those who are officers/employees, serve as a stock option committee which administers and approves awards under the Stock Incentive Plan. On an annual basis the stock option committee determines which employees receive grants of stock options and accompanying limited stock appreciation rights ("LSARs") under the Stock Incentive Plan and the number of shares subject to each award. In 1996 the committee made no stock option or LSAR awards.

Lael W. Mathis      Arthur E. Sieloff      John L. Sterling      Dominick J.Velo

SUMMARY COMPENSATION TABLE

The following table sets forth the indicated compensation with respect to each of the last three fiscal years for the Company's Chief Executive Officer and its four other most highly compensated executive officers:

                                                                                                LONG TERM
                                                                                               COMPENSATION
                                                                                           --------------------
                                                                                             AWARDS     PAYOUTS
                                                             ANNUAL COMPENSATION           ----------   -------
                                                      ----------------------------------   SECURITIES
                                                                  INCENTIVE                UNDERLYING                ALL OTHER
         NAME AND PRINCIPAL POSITION           YEAR    SALARY    COMPENSATION   OTHER(1)    OPTIONS      LTIP     COMPENSATION(2)
         ---------------------------           ----   --------   ------------   --------   ----------   -------   ---------------
Richard T. Wojcik............................  1996   $246,000     $125,000     $64,629          --       --          $17,994
Chairman and Chief                             1995    240,000      120,000      72,682          --       --           19,560
Executive Officer                              1994    225,000      120,000      50,391      13,000       --           22,500
Frederick J. Sampias.........................  1996    205,000      100,000      11,620          --       --           17,994
President                                      1995    200,000       94,000      13,609          --       --           19,560
                                               1994    188,000       89,000       5,592      11,000       --           22,500
Ronald P. Groebe.............................  1996    149,000       58,000      11,641          --       --           17,994
Senior Executive Vice                          1995    145,000       55,000      13,438          --       --           19,560
President and Secretary                        1994    135,000       55,000       6,596       7,900       --           22,500
John E. Barry................................  1996    139,000       55,000          --          --       --           17,994
Executive Vice President                       1995    135,000       52,000          --          --       --           19,560
                                               1994    127,000       47,000          --       7,300       --           22,500
Paul A. Eckroth..............................  1996    111,000       50,000          --          --       --           17,994
Executive Vice President                       1995    105,000       38,000          --          --       --           18,345
and Treasurer                                  1994     99,000       36,000          --       5,400       --           19,931

------------
(1) Amounts shown for certain officers include that portion of income earned on deferred compensation accounts above 120% of the applicable federal long-term rate.

(2) Amounts shown in this column represent contributions allocated to each officer under the Company's profit sharing plan.

OPTION EXERCISES AND YEAR-END VALUE TABLE

For each of the executive officers named in the Summary Compensation Table above, the following table sets forth the number of shares acquired and value realized on exercise of stock options and the indicated year-end 1996 value and number of unexercised options.

                                                EXERCISE OF OPTIONS           # OF SECURITIES            VALUE OF UNEXERCISED
                                                      IN 1996             UNDERLYING UNEXERCISED             IN-THE-MONEY
                                               ----------------------           OPTIONS AT                    OPTIONS AT
                                                  # OF                       DECEMBER 31, 1996           DECEMBER 31, 1996(1)
                                                 SHARES       VALUE     ---------------------------   ---------------------------
                    NAME                        ACQUIRED     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                    ----                       -----------   --------   -----------   -------------   -----------   -------------
Richard T. Wojcik............................     9,250      $122,444     162,675        10,275       $2,151,169       $61,756
Frederick J. Sampias.........................     4,500        58,838     146,100         8,700        1,950,625        52,300
Ronald P. Groebe.............................     4,923        71,516     102,840         6,250        1,365,974        37,575
John E. Barry................................     6,000        78,450      78,375         5,775        1,013,344        34,719
Paul A. Eckroth..............................     2,275        33,571      68,825         4,250          916,783        25,513

------------
(1)  Based on the Common Share closing price of $21.25 at December 31, 1996.

EMPLOYMENT AND TERMINATION BENEFITS AGREEMENTS

The Company has an Employment Agreement with each of Messrs. Wojcik, Sampias, Groebe and Eckroth. The Agreements provide for salaries and other compensation as may be authorized by the Board of Directors, subject to specified salary minimums. The current term under the Agreements expires December 31, 1999. The Agreements may be terminated by the Company with or without cause or upon the disability of the employee. Upon termination without cause (including, generally, within two to three years after a change in control of the Company), the Company is obligated to pay the employee his base compensation for a three year period beginning on the date of termination. Base compensation generally represents the average of the last five years' compensation. In the event of termination upon disability, the Company is obligated to pay the employee, at an annual rate equal to one and one-half times his base compensation, less Company-provided disability insurance benefits, for the lesser of two years or the remainder of the term. The Company has an Employment Termination Benefits Agreement with Mr. Barry which provides that, upon his termination (other than for cause, disability or death) generally within two years after a change in control of the Company, the Company is obligated to pay his base compensation for a two year period beginning on the date of termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As indicated above, Directors, including Messrs. Mathis, Sieloff, Sterling and Velo, who are members of the Compensation Committee, and their associates and families, were indebted to Heritage Bank during 1996. All such outstanding loans, commitments to make loans, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and regulations thereunder require directors and certain officers of the Company and persons who beneficially own more than 10% of the Company's stock to file initial reports of ownership and reports of changes in ownership of the Company's stock with the Securities and Exchange Commission and to furnish the Company with copies of such reports. Based solely upon a review of copies of such reports furnished to the Company and representations of reporting persons, all such persons filed on a timely basis reports required by Section 16(a) during the most recent fiscal year.

INDEPENDENT PUBLIC ACCOUNTANTS

The Company's independent public accountants for 1997, 1996 and 1995 are Arthur Andersen LLP, who were engaged as the independent public accountants for the Company and its subsidiaries on February 15, 1995. A representative of Arthur Andersen LLP is expected to be present at the meeting, with the opportunity to make a statement if the representative desires to do so, and will be available to respond to questions.

The Company's independent accountant until February 15, 1995, when the Company changed accountants, was Deloitte & Touche LLP, which had been the Company's independent accountant for 1994 and prior years since 1985. In connection with the audits of the fiscal years ended December 31, 1994 and 1993 neither of the principal accountant's reports on the financial statements contained an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years and any subsequent interim period preceding the change in accountants, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The decision to change accountants was recommended by the Audit Committee and approved by the Board of Directors of the Company.

SHAREHOLDER PROPOSALS

Shareholders who desire to submit proposals for inclusion in the proxy statement of the Board of Directors to be utilized in connection with the 1998 Annual Meeting of Shareholders must submit such proposals to the Secretary of the Company no later than November 6, 1997.

GENERAL

The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telecopy, telex and telegraph, and by Directors, officers and regular employees of the Company without special compensation therefor. The Company will also arrange for the forwarding of proxy materials to the beneficial owners of Common Shares held of record on the record date by banks, brokers, dealers and other nominees, whose reasonable expenses in handling proxy material with beneficial owners will be reimbursed by the Company. Harris Trust and Savings Bank, the Company's Transfer Agent, will perform certain of the above services. Management knows of no other business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the shareholders arise, the persons designated as proxies will vote the shares represented by the proxies in accordance with their judgment on such matters.

                                       By Order of the Board of Directors,

                                       Ronald P. Groebe

                                       RONALD P. GROEBE,
                                       Secretary
Tinley Park, Illinois
March 6, 1997

                                [HERITAGE LOGO]

PROXY
(logo)
HERITAGE FINANCIAL SERVICES

Proxy for Annual Meeting of Shareholders to be held April 22, 1997

Solicited on Behalf of the Board of Directors

    The undersigned, a shareholder of Heritage Financial Services, Inc., an Illinois corporation (the "Company"), does hereby constitute and appoint Richard T. Wojcik, Frederick J. Sampias and Ronald P. Groebe, or any of them, as attorneys and proxies of the undersigned, with power of substitution, acting by a majority of those present and voting, or if only one is present and voting, then that one, to vote the common shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at Harris Trust and Savings Bank, 111 West Monroe Street, Chicago, Illinois on Tuesday, April 22, 1997 at 2:00 p.m. local time, and at any adjournment thereof, with all powers the undersigned would possess if present, hereby revoking any proxy heretofore given:

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

(Please date and sign on reverse side.)

HERITAGE FINANCIAL SERVICES

Please mark vote in oval in the following manner using dark ink only.

1.  Election of Directors --                    For     Withhold     For All
    Nominees:  Class I (term to expire 2000):   All     All          Except*
    R.P. Groebe, J.L. Sterling, C. Stranczek   /  /    /  /         /  /

    __________________________________________
    *(Except nominee(s) written above.)

The Board of Directors recommends a vote FOR all proposals.


2. In their discretion, upon such other matters as may properly come before the meeting or any adjournments thereof.


This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" Item Number 1 above. Please date, sign and return this proxy promptly.


Dated: _________________________________, 1997

Signature(s) _____________________________________________________________

_________________________________________________________________________
Please date and sign exactly as your name appears. Joint owners should each sign. Where applicable, indicate your official position or representative capacity.